Exhibit 10(n)

DIRECTORS STOCK GRANT PROGRAM

1.             PURPOSE

The purpose of the Directors Stock Grant Program (the “Program”) is to attract and retain qualified individuals to serve as directors of TCF Financial Corporation (“TCF Financial”) and its subsidiaries, and to encourage and enhance ownership of TCF Common Stock by these individuals.

2.             ADMINISTRATION

Full power to construe, interpret and administer the program is vested with a committee consisting of the non-employee directors (as defined by Rule 16b-3 of the Securities and Exchange Commission (the “SEC”) of the Board of TCF Financial (the “Committee”).  In the event such directors at some time do not qualify as disinterested administrators for the purposes of Rule 16b-3, if disinterested administration is then required in order for the shares of TCF Stock awarded under the Program to be exempt under Rule 16b-3, then the Board of Directors will appoint a new Committee which qualifies under the provisions of Rule 16b-3 as then in effect.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by writing signed by a majority of the Committee members.

3.             PARTICIPANTS

Participants in the Program will consist of the outside directors of TCF Financial and is subsidiaries from time to time.

4.             BENEFITS

Director restricted stock awards will consist of common shares transferred to Directors without other payment as additional compensation for their services to TCF Financial or one of its subsidiaries.

Each director of TCF Financial will periodically receive formula awards of restricted shares.  Each award will be equal in value to three (3) times the total amount of his or her annual retainer fee.  Value will be determined on the basis of the Fair Market Value of TCF Stock on the day the award is made, based on the annual retainer (not including Committee chair retainer fees) in effect on that day.  Awards will be made upon the full vesting of an award previously granted to Directors under the Program.

During the time the shares are restricted, they will not be transferable by the directors and a legend will be placed on the stock certificates to that effect.

Vesting will occur over a minimum of three years, and is based on the attainment of the goal set for the award by the Committee.  If the goal is not achieved, no vesting occurs for that year.  There is not, however, a forfeiture in years (if any) when the goal is not achieved, so that the grant is effectively extended for an additional year in such circumstances.  The Director must be on the board on December 31 of the year in order to receive shares vesting based on that year’s performance.  If the goal is achieved, one-third of the shares will vest as soon as reasonably feasible following the fiscal year in which the goal is achieved, as determined by the Committee.  If some or all of the restricted shares are not vested on the basis of goals by ten (10) years after the grant date, and if the Director is still with TCF Financial on that date, then any remaining restricted shares will become vested on that date.  If a Director retires from service on the board of TCF Financial pursuant to board policy on Director retirement in effect at that time, the restricted period will lapse and all shares will become fully vested.  There is no vesting in the event of a full or partial disability.

5.             DEFINITIONS

FAIR MARKET VALUE

The term “Fair Market Value” of TCF Financial’s Common Shares at any time shall be the average of the high and low sales prices for TCF Financial’s Common Shares for the date, as reported by the New York Stock Exchange.

SUBSIDIARY

The term “subsidiary” shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by TCF Financial.

CHANGE IN CONTROL

A “Change in Control” shall be deemed to have occurred if:

(a)   any “person” as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing thirty percent (30%) or more of the combined voting power of TCF Financial’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial voting securities; or

(b)   during any period of two (2) consecutive years (not including any period prior to April 1995) there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constitute the Board or as new directors whose nomination for election by TCF Financial’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election previously so approved; or

(c)   the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the TCF Financial or such surviving entity outstanding immediately after such merger of consolidation, or the shareholders of the TCF Financial approve a plan of complete liquidation of TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

DISABILITY

The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

RETIREMENT

The term “retirement” means a retirement under the policies of the Board of Directors of TCF Financial in effect at the time of a director’s departure from the Board.

6.               ADJUSTMENT PROVISIONS

If TCF Financial shall at any time change the number of issued Common Shares without new consideration to TCF Financial (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the number of shares covered by each outstanding Benefit shall be adjusted so that the limitations, the aggregate consideration payable to TCF Financial, and the value of each such Benefit shall not be changed.  The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

Notwithstanding any other provision of the Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of the grants in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

All terms and conditions of all restricted stock awards outstanding shall be deemed satisfied and all such awards shall vest as of the date of a Change in Control.

7.             AMENDMENT AND TERMINATION OF PROGRAM

The Board of Directors of TCF Financial or the Committee may amend this Program from time to time, but not more often than once every six months, other than to comply with requirements of the Internal Revenue Code, or may terminate this Program at any time, but no action shall reduce the then existing amount of any participant’s benefit or adversely change the terms and conditions thereof without the participant’s consent.  No amendment of this Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of TCF Financial or result in the program losing its status as a protected plan under said Rule 16b-3.  This Program shall expire in ten years from the date of its most recent approval by shareholders, unless the shareholders approve renewal of this Program before it expires.

8.             SHAREHOLDER APPROVAL

This Program will be submitted to the TCF Shareholders for approval on April 27, 2005.